EXHIBIT 10.3

                      EMPLOYMENT AGREEMENT



          This Employment Agreement dated as of March 24, 1995, between Audits & Surveys Worldwide, Inc., a Delaware corporation having an address at 650 Avenue of the Americas, New York, New York 10011 (the "Company"), and H. Arthur Bellows, Jr., an indi-vidual residing at 15 Upper Cross Road, Greenwich, Connecticut 06831 ("Employee").


                 W  I  T  N  E S  S  E  T  H :


          WHEREAS, Employee has been employed by the Company for more than 27 years; and

          WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions con-tained herein.

          NOW, THEREFORE, in consideration of the mutual cove-nants and agreements contained herein, and other good and valu-able consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Employment. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in Paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

          2. Term. Employee's term of employment under this Agreement shall be three (3) years, commencing on March 24, 1995 and shall continue for a period through and including March 24, 1998, unless extended in writing as hereinbelow provided or ear-lier terminated pursuant to the terms and conditions set forth herein (the "Employment Term"). Such term shall be extended for successive one (1) year terms unless either party hereto gives written notice to the other of its desire to terminate this Agreement at least ninety (90) days prior to the commencement of any such extension.

          3. Duties. (a) Employee shall serve as a senior executive of the Company subject to the authority of the Board of Directors and Chief Executive Officer of the Company. If elected by the Board of Directors, Employee will serve as the President and Chief Operating Officer of the Company. Employee shall perform all duties and services incident to the positions held by him. As long as Employee is employed by the Company, the Company will use its best efforts to cause him to be elected as a director of the Company.

               (b) Employee agrees to abide by all By-laws and policies of the Company promulgated from time to time by the Company.

          4. Exclusive Services and Best Efforts. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his full time and attention during regular business hours to the business and affairs of the Company, subject to the provisions of the last sentence of subparagraph 11(b) hereof.

          5. Compensation. As compensation for his services and covenants hereunder, Employee shall receive a salary ("Sal-ary"), payable pursuant to the Company's normal payroll proce-dures in place from time to time, at the rate of $300,000 per annum less all necessary and required federal, state and local payroll deductions, and such bonuses as may be determined from time to time by the Board of Directors of the Company.

          6. Business Expenses. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Com-pany if not actually incurred by Employee) with respect to, only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company, and (b) for which Employee has submitted vouchers and/or receipts.

          7. Employee Benefits. (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of

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
such plans. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursu-ant to any applicable law, rule or regulation.

               (b) Employee shall be entitled to vacation in accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

          8. Death and Disability. (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's Salary, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 8(a).

               (b) If, during the Employment Term, in the opin-ion of a duly licensed physician selected by the Company, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and ser-vices required of him under this Agreement for a period, of 120 consecutive days or 180 days in the aggregate during any nine-month period, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 120 or 180-day period, as the case may be, to Employee of its intention to do so, terminate his employment as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of ter-mination. Employee will not be entitled to any other compensa-tion upon termination of his employment pursuant to this subparagraph 9(b).

          9. Termination for Cause. The Company may terminate the employment of Employee for cause, as such term is inter-preted by the courts of New York. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is termi-nated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9.





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
          10. Termination Other than for Cause. (a) The Com-pany may terminate the employment of Employee with or without cause and Employee may terminate his employment by the Company with or without "Good Reason" (as defined in subparagraph 10(c) hereof).

               (b)  In the event the Company terminates the
employment of Employee with or without cause and in the event Employee terminates his employment with or without Good Reason, the Company shall pay to Employee, in a single, lump-sum pay-ment, within thirty (30) days after the Company or Employee has given the other notice of termination, an amount equal to Employee's Salary, reimbursable expenses and benefits owing to Employee through the date on which Employee's employment is ter-minated. In addition, in the event of termination by the Com-pany without cause or by the Employee with Good Reason, Employee shall receive the following: (i) an amount equal to the product of Employee's annual Salary then in effect (without regard to any purported or attempted reduction thereof by the Company) multiplied by the number of years remaining in the Payment Period (as defined below) payable at the same times as the Sal-ary would have been paid to Employee during the Payment Period if Employee's employment was not so terminated and (ii) any ben-efits which Employee would have been entitled to receive had his employment continued during the balance of the Employment Term provided that the provisions of the plans under which such bene-fits are offered then permit the same to be offered to Employee.

               (c) For purposes of this Agreement, the term "Payment Period" shall be the period commencing on the date that Employee's employment is terminated pursuant to this Paragraph 10 and continuing until the first anniversary of such termina-tion or the remaining term of this Agreement, whichever is greater. For purposes of this Agreement, the term "Good Reason" shall mean a material diminution in the duties or responsibili-ties of Employee, the assignment to Employee of duties or responsibilities which are inconsistent with his status or then held position with the Company or a material breach by the Com-pany of this Agreement which has not been cured within 10 days after written notice thereof has been given to the Company by Employee or, if such breach is not curable within such 10 day period, the Company has failed to take action to commence the cure thereof within such 10 day period or has failed thereafter to continue to take such action in an expeditious manner.

               (d) Notwithstanding anything in this Agreement to the contrary, if any of the payments provided for in this Agreement, together with any other payments which Employee has

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
the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payments pursuant to this Agreement shall be reduced to the largest amount as will result in no portion of such payments being sub-ject to the excise tax imposed by Section 4999 of the Code. The determination as to whether any reduction in the payments under this Agreement pursuant to this subparagraph 10(d) is necessary shall be made by the independent public accountants of the Cor-poration at the time and such determination shall be conclusive and binding on the Company and the Employee with respect to their respective treatment of such payments for tax reporting purposes.

               (e) Any amounts payable to Employee under this Paragraph 10 shall be reduced by any compensation received by Employee for services rendered during the period commencing one year after the effective date of the termination of his employ-ment and ending on the last day of the Payment Period by virtue of his being hired on a full-time basis by another employer or by virtue of his being self-employed on a full-time basis, with-out regard to the actual date on which such compensation is received by Employee.

          11. Disclosure of Information and Restrictive Cove-nant. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confi-dential information and trade secrets include, but are not lim-ited to, customer, supplier and client lists, panels and inter-viewers, price lists, marketing, strategies and procedures, operational techniques, business plans and systems, quality con-trol procedures and systems, special projects and survey and market research, including projects, research and reports for any entity or client, and any other records, files, drawings, discoveries, applications, data and information concerning the business of the Company and its customers and clients which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:

               (a) Employee will not, during the term of this Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information

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
or trade secrets belonging or relating to the Company, its sub-sidiaries, affiliates, customers and clients or proprietary pro-cedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of the Company, its subsidiaries and affiliates or others in a confidential relationship with the Company or its subsidiaries and affiliates which relates to business matters.

               (b) Employee will not, during the term of this Agreement and for a period of one year thereafter, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including, but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, consultant, licensor or licensee, franchisor or fran-chisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other busi-ness, company, firm, occupation or business activity, that is, directly or indirectly, competitive with any business carried on by the Company or any of its subsidiaries or affiliates during the term of this Agreement. The ownership by Employee of 3% or less of the issued and outstanding shares of a class of securi-ties which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(b) or constitute a breach of Paragraph 4 hereof.

               (c) Employee will not, during the term of this Agreement and for a period of three (3) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direc-tion and for the benefit of the Company, solicit or induce any creditor, customer, client, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever his or its relationship with or leave the employ of any of such entities.

               (d) Nothing contained in this Paragraph 11 shall be construed as prohibiting Employee from being engaged by a client or customer of the Company upon his termination of employment by the Company.

               (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to

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
Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique char-acter and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not lim-ited to, injunctive relief.

               (f)  This Paragraph 11 and Paragraphs 12, 13 and
14 hereof shall survive the expiration or termination of this Agreement for any reason.

          12. Company Property. (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiar-ies' or affiliates' business shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents reasonably requested to assure the Company the full and complete ownership thereof.

               (b) All records, files, lists, including com-puter generated lists, drawings, documents, equipment and simi-lar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Com-pany's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his posses-sion any such software, documents or other materials.

          13. Remedy. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraor-dinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately com-pensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the non-disclosure, non-solicitation and non-compete clauses under Paragraph 11 hereof,

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
the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

          14. Representations and Warranties of Employee. (a) In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company as fol-lows: (i) Employee has the legal capacity and unrestricted right to execute and deliver this Agreement and to perform all of his obligations hereunder; (ii) the execution and delivery of this Agreement by Employee and the performance of his obliga-tions hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which Employee is a party or by which he is or may be bound or subject; and (iii) Employee is not a party to any instrument, agreement, document, arrange-ment or other understanding with any person (other than the Com-pany) requiring or restricting the use or disclosure of any con-fidential information or the provision of any employment, con-sulting or other services.

               (b) Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including, without limitation, its reason-able attorneys' fees) incurred or suffered by the Company resulting from any breach by Employee of any of his representa-tions or warranties set forth in subparagraph 14(a) hereof.

          15. Waiver of Jury Trial and Consent to New York Jurisdiction and Venue. In any action, suit or proceeding in any jurisdiction brought against the Employee by the Company, or vice versa, the Employee and the Company each waive trial by jury. The Employee hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the Com-pany. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

          16. Notice. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at

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
his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Mr. Solomon Dutka, Chief Executive Offi-cer, with a copy to Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036, Attention: James Alterbaum, Esq. (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed con-clusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of nor-mal business hours or on any non-business day).

          17. Interpretation, Headings. The parties acknowl-edge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all par-ties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          18. Successors and Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corpora-tions acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolida-tion, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

          19. No Waiver by Action, Cumulative Rights, Etc. Any waiver or consent from the Company respecting any term or provi-sion of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Com-pany at any time or times to require performance of, or to exer-cise any of its powers, rights or remedies with respect to, any

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
term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as other-wise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

          20. Counterparts; New York Governing Law; Amendments, Entire Agreement. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or other-wise, between the parties with respect to the matters contained herein, including but not limited to any and all rights which Employee may have under a letter agreement dated June 12, 1990 between Employee and the Company as amended by an Agreement dated November 13, 1993 between Employee and the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              AUDITS & SURVEYS WORLDWIDE, INC.



                              By: /s/ Solomon Dutka
                                  Name: Solomon Dutka
                                  Title: Chairman and CEO


                               /s/ H. Arthur Bellows, Jr.
                                    H. Arthur Bellows, Jr.








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